Exhibit 10.2

Execution Version

FORM OF MEMBER SUPPORT AGREEMENT

This MEMBER SUPPORT AGREEMENT (this “Agreement”), is dated as of August 21, 2024, by and among Inflection Point Acquisition Corp. II, a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), the Persons set forth on Schedule I hereto (the “Supporting Members”) and USA Rare Earth, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Supporting Members are the holders of such number and type of Company Securities as are indicated opposite each of their names on Schedule I attached hereto (collectively, and together with any Company Securities issuable upon conversion, exchange, vesting or otherwise in respect of such Company Securities, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser, the Company and IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Purchaser, are entering into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, the Purchaser and the Company intend to consummate a business combination; and

WHEREAS, as an inducement to the Purchaser and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

ARTICLE I
Voting and SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each of the Supporting Members hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each of the Supporting Members shall be bound by and comply with Sections 6.06 (No Solicitation), 6.15 (Public Announcements) and 6.16 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Supporting Member was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 New Shares. In the event that (a) any Company Units or other equity securities of the Company are issued to a Supporting Member after the date of this Agreement pursuant to any dividend, split, recapitalization, reclassification, combination or exchange of, on or affecting the Company Securities owned by such Supporting Member or otherwise, (b) a Supporting Member purchases or otherwise acquires beneficial ownership of any Company Securities after the date of this Agreement, or (c) a Supporting Member acquires the right to vote or share in the voting of any Company Units or other equity securities of the Company after the date of this Agreement (such Company Units or other equity securities of the Company, collectively, the “New Securities”), then such New Securities acquired or purchased by such Supporting Member shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Supporting Member as of the date hereof.

Section 1.3 Supporting Member Agreements. At any meeting of the members of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the members of the Company is sought, each of the Supporting Members shall (i) appear at each such meeting or otherwise cause all of its Subject Securities, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities, which are entitled to vote:

(a) to the extent any approval or adoption is required or sought, to approve and adopt the Business Combination Agreement and the consummation of the Transactions;

(b) against any Alternative Transaction or any proposal relating to an Alternative Transaction;

(c) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

(d) against any change in the business or board of managers of the Company (other than pursuant to the Business Combination Agreement or the Ancillary Documents); and

(e) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII (Closing Conditions) of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Supporting Member contained in this Agreement or the Company contained in the Business Combination Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company.

Each Supporting Member hereby agrees that he, she or it shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.4 No Challenges. Each Supporting Member agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions.

Section 1.5 Further Assurances. Each Supporting Member shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by the Purchaser or the Company, to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement and the Ancillary Documents.

Section 1.6 No Inconsistent Agreement. Each Supporting Member hereby represents and covenants that such Supporting Member has not entered into, and shall not enter into, any agreement that would restrict, limit, or interfere with the performance of such Supporting Member’s obligations hereunder. Each Supporting Member agrees to reasonably promptly notify the Purchaser in writing of any updates to Schedule I hereto after the date hereof and prior to Closing.

Section 1.7 Appraisal Rights. Each Supporting Member hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that he, she or it may have with respect to the Subject Securities under applicable Law.

Section 1.8 Consent to Disclosure. Each Supporting Member hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by the Purchaser or the Company to any Governmental Authority and to Purchaser Shareholders) of such Supporting Member’s identity and beneficial ownership of the Subject Securities and the nature of such Supporting Member’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser and the Company, a copy of this Agreement. Each Supporting Member will promptly provide any information reasonably requested by Purchaser or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Supporting Members. Each Supporting Member, severally and not jointly, represents and warrants as of the date hereof to the Purchaser and the Company, in each case, only with respect to itself, as follows:

(a) Organization; Due Authorization. (i) If the Supporting Member is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Supporting Member is not a natural person, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Supporting Member’s corporate, limited liability company or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, or similar organizational actions on the part of such Supporting Member. This Agreement has been duly executed and delivered by such Supporting Member and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Supporting Member, enforceable against such Supporting Member in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Supporting Member.

(b) Ownership. Such Supporting Member is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Business Combination Agreement, (iv) if the Supporting Member is not a natural person, the Supporting Member’s Organizational Documents or (v) any applicable securities Laws. Such Supporting Member’s Subject Securities are the only securities of the Company owned of record or beneficially by such Supporting Member on the date of this Agreement, and none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Company’s Organizational Documents. Other than the Subject Securities, such Supporting Member does not hold or own any rights to acquire (directly or indirectly) any securities of the Company or any securities convertible into, or which can be exchanged for, securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Supporting Member does not, and the performance by such Supporting Member of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of such Supporting Member, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Supporting Member or such Supporting Member’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporting Member of its obligations under this Agreement.

(d) Adequate Information. Such Supporting Member has been furnished or given access to adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon the Purchaser or the Company and based on such information as such Supporting Member has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Supporting Member acknowledges that the Purchaser and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Supporting Member acknowledges that the agreements contained herein with respect to the Subject Securities held by such Supporting Member are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Business Combination under applicable Law.

(e) Litigation. There are no Legal Proceedings pending against such Supporting Member or, to the knowledge of such Supporting Member, threatened against such Supporting Member, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Member of its obligations under this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Supporting Member in his, her or its capacity as a member of the Company, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgement. Such Supporting Member understands and acknowledges that each of the Purchaser and the Company is entering into the Business Combination Agreement in reliance upon the Supporting Members’ execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of the Company and (c) the written agreement of the Supporting Members, the Purchaser, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.3 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Supporting Members.

Section 3.5 Miscellaneous. Sections 9.02 (Notices) (provided that notices to any Supporting Member shall be to such Supporting Member’s address as set forth in the Company’s books and records), 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (Waiver of Jury Trial), 9.09 (Severability), 9.11 (Entire Agreement), 9.12 (Interpretation), 9.13 (Counterparts) and 9.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PURCHASER:

Inflection Point Acquisition Corp. II

By:
Name:
Title:

COMPANY:

USA RARE EARTH, LLC

By:
Name:
Title:

[Signature Page to Member Support Agreement]

IF SUPPORTING MEMBER IS AN ENTITY:

[ENTITY NAME]

By:
Name:
Title:

IF SUPPORTING MEMBER IS AN INDIVIDUAL:

Name:

[Signature Page to Member Support Agreement]

SCHEDULE I1

Supporting Members

Holder	Security	Amount

[1]	NTD: To be completed after collection of signatures from the Supporting Members.